                            SCHEDULE 14A INFORMATION



                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


     Filed by the Registrant [ X ]

     Filed by a Party other than the Registrant [   ]

     Check the appropriate box:

     [   ]  Preliminary Proxy Statement
     [   ]  Confidential, for Use of the Commission
                 Only (as permitted by Rule 14a-6(e)(2))
     [ X ]  Definitive Proxy Statement
     [   ]  Definitive Additional Materials
     [   ]  Soliciting Material Pursuant to Section 240.14a-12


                          CASEY'S GENERAL STORES, INC.
                (Name of Registrant as Specified In Its Charter)


                                [NOT APPLICABLE]
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     [ X ]  No fee required.
     [   ]  Fee computed on table below per Exchange Act Rules
            14a-6(i)(1) and 0-11.

                                [Not Applicable]

     [   ]  Fee paid previously with preliminary materials.

     [   ]  Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


                                [Not Applicable]

                                    [LOGO]

                                                                August 11, 2000

To Our Shareholders:

   The Annual Meeting of the shareholders of Casey's General Stores, Inc. will be held at the Casey's General Stores, Inc. Corporate Headquarters, One Convenience Blvd., Ankeny, Iowa, at 9:00 A.M., Iowa time, on Friday, September 15, 2000. The formal Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, outline the election of directors and approval of the 2000 Stock Option Plan to be considered by the shareholders at the meeting.

   It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, we ask that you please sign, date and return the enclosed Proxy Card promptly. If you later find that you may be present for the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

   Your copy of the Company's Annual Report for 2000 is also enclosed. Please read it carefully. It gives you a full report on the Company's operations for the fiscal year ended April 30, 2000.

   We look forward to seeing you at the meeting and thank you for your continued interest in the Company.

                                         Sincerely,

                                         /s/ Ronald M. Lamb
                                         ----------------------
                                         Ronald M. Lamb
                                         Chief Executive Officer

                                    [LOGO]

                   Notice of Annual Meeting of Shareholders

                              September 15, 2000

To the Shareholders of Casey's General Stores, Inc.:

   The Annual Meeting of the shareholders of Casey's General Stores, Inc., an Iowa corporation, will be held at the Casey's General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa, on Friday, September 15, 2000, at 9:00 A.M., Iowa time, for the following purposes:

     1. To elect seven members to the Board of Directors to serve until the next ensuing Annual Meeting of shareholders or until their successors are elected and qualified;

     2. To consider and act upon a proposal to adopt the 2000 Stock Option Plan; and

     3. To transact such other business as may properly come before the meeting or at any adjournment thereof.

   The Board of Directors has fixed the close of business, August 4, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any and all adjournments thereof. A list of such holders will be open for examination by any shareholder for any purpose germane to the meeting, at the Company's Corporate Headquarters at the address described above, for a period of ten days prior to the meeting.

                                          By Order of the Board of Directors,

                                          /s/ John G. Harmon
                                          ----------------------
                                          John G. Harmon
                                          Secretary/Treasurer

August 11, 2000

                                PROXY STATEMENT

   This Proxy Statement and the accompanying proxy card or voting instruction card (either, the "proxy card") are being mailed beginning on or about August 11, 2000, to each holder of record of the Common Stock, no par value (the "Common Stock"), of Casey's General Stores, Inc. (the "Company") at the close of business on August 4, 2000. Proxies in the form enclosed are solicited by the Board of Directors of the Company for use at the Annual Meeting of shareholders to be held at the Casey's General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa 50021, at 9:00 A.M., Iowa time, on Friday, September 15, 2000.

   For participants in the Casey's General Stores, Inc. Dividend Reinvestment and Stock Purchase Plan, the proxy card represents the number of full and fractional shares in the participant's plan account, as well as other shares registered in the participant's name. If the proxy card is properly executed and returned, the shares represented thereby will be voted at the meeting in accordance with the shareholder's instructions. If no instructions are given, the proxy will be voted FOR the election as directors of the nominees named herein and FOR the approval of the 2000 Stock Option Plan. A person giving a proxy may revoke it at any time before it is voted. Any shareholder attending the meeting may, on request, vote his or her own shares even though the shareholder has previously sent in a proxy card. Unless revoked, the shares of Common Stock represented by proxies will be voted on all matters to be acted upon at the meeting.

   For participants in the Casey's General Stores, Inc. Employees' Stock Ownership Plan and Trust (the "ESOP"), the proxy card will also serve as a voting instruction card for UMB Bank, n.a. (the "Trustee"), the trustee of the ESOP, with respect to the shares held in the participants' accounts. A participant cannot direct the voting of shares allocated to the participant's account in the ESOP unless the proxy card is signed and returned. If proxy cards representing shares in the ESOP are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the ESOP.

   The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company may reimburse brokers and their nominees for their expenses in communicating with the persons for whom they hold shares of the Company.

                              SHARES OUTSTANDING

   Holders of record of the Common Stock at the close of business on the record date, August 4, 2000, will be entitled to vote on all matters to be presented at the Annual Meeting. On the record date, 49,459,762 shares of Common Stock were outstanding. Each such share of Common Stock will be entitled to one vote on all matters.

   The following table contains information with respect to each person, including any group, known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of the date indicated below. Except as otherwise indicated, the persons listed in the table have the voting and investment powers with respect to the shares indicated.

                                                 Amount and Nature    Percent
      Name and Address of Beneficial Owner    of Beneficial Ownership of Class
      ------------------------------------    ----------------------- --------
      UMB Bank, n.a..........................      3,564,256(1)        7.20%
       10th and Grand Blvd.
       Kansas City, MO 64141

      Donald F. Lamberti.....................      4,456,744(2)        9.01%
       One Convenience Blvd.
       Ankeny, IA 50021

      T. Rowe Price Associates, Inc..........      4,281,300(3)        8.10%
       100 E. Pratt Street
       Baltimore, MD 21202

      David A. Rocker........................      2,739,700(4)        5.28%
       c/o Rocker Partners, L.P.
       Suite 1759
       45 Rockefeller Plaza
       New York, NY 10111

--------

(1) Information is as of August 4, 2000 and consists of shares held by UMB Bank, n.a. as the Trustee of the ESOP. Under the trust agreement creating the ESOP, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants' directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions. The trust agreement also contains provisions regarding the allocation of shares to participants, the vesting of plan benefits and the disposition of shares. The amount shown includes an aggregate of 1,759,539 shares voted by the Trustee in accordance with the instructions of Messrs. Lamberti, Lamb, Harmon, Myers and Shaffer as participants in the ESOP.

(2) Information is as of August 4, 2000 and includes 1,125,533 shares held under the ESOP and currently allocated to the account of Mr. Lamberti, over which Mr. Lamberti exercises voting power, and 30,000 shares subject to stock options which cannot be presently voted. See Footnote 1 above and Footnote 1 to the table set forth under the heading "BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS" on page 6 herein.

(3) Based on the Schedule 13G filed by T. Rowe Price Associates, Inc. ("Price Associates") with the Securities and Exchange Commission (the "SEC"), dated February 12, 2000. Such information indicates that Price Associates had sole voting power over 696,900 shares and sole dispositive power over 4,281,300 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) Based on Amendment No. 1 to the Schedule 13G filed by Mr. Rocker with the SEC, dated February 10, 2000. Such information indicates that 1,992,100 of such shares are owned by Rocker Partners, L.P., a New York limited partnership (of which Mr. Rocker is the sole managing partner), and 747,600 of such shares are owned by Compass Holdings, Ltd., a British Virgin Islands corporation for which Rocker Offshore Management Company, Inc. (whose president is Mr. Rocker) serves as investment advisor.

                               VOTING PROCEDURES

   Under Iowa corporate law and the Restated and Amended Articles of Incorporation, as amended (the "Restated Articles"), the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the 2000 Annual Meeting.

   Directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum is present, the 2000 Stock Option Plan will be approved if the votes cast favoring such action exceed the votes cast opposing the action. For purposes of determining the number of votes cast, all votes cast "for" or to "withhold authority" are included. Abstentions and any "broker non-votes," which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of votes cast.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Board of Directors currently consists of seven persons. Under the Restated Articles, the Board of Directors may consist of up to nine persons, and individuals may be elected by the Board to fill any vacancies or to occupy any new directorships, with such individual serving in each case until the next annual meeting of shareholders and until a successor is duly elected and qualified. The Board has no current intention of creating any new directorships prior to the 2001 Annual Meeting of shareholders, but would be authorized under the Restated Articles to create new directorships and elect individuals to fill such positions at some point in the future as described above.

   The Board of Directors has designated the seven individuals named below as nominees for election as directors of the Company at the 2000 Annual Meeting of shareholders. All nominees are currently directors of the Company and have been previously elected by the shareholders. Directors are elected to hold office until the next annual election and, in each case, until their respective successors are duly elected and qualified.

   Additional information regarding each of these nominees is set forth below. The number of shares of Common Stock of the Company beneficially owned by each of the nominees as of August 4, 2000 is set forth on page 6. Except as may be otherwise expressly stated, all nominees for directors have been employed in the capacities indicated for more than five years.

   It is intended that all proxies in the accompanying form, unless contrary instructions are given thereon, will be voted for the election of all the persons designated by the Board of Directors as nominees. In case any of the nominees is unavailable for election, an event which is not anticipated, the enclosed proxy may be voted for the election of a substitute nominee.

   The Board of Directors recommends a vote FOR election of the following nominees as directors of the Company:

     Ronald M. Lamb, 64, Chief Executive Officer and President of the Company. Mr. Lamb served as a Vice President of the Company from 1976 until 1987 when he was elected Chief Operating Officer. He served as President and Chief Operating Officer of the Company from September 1988 until becoming President and Chief Executive Officer on May 1, 1998. Mr. Lamb has been a director of the Company since 1981.

     Donald F. Lamberti, 62, Chairman of the Executive Committee. Mr. Lamberti co-founded the Company in 1967 and served as its President from 1975 to 1988, when he assumed the position of Chief Executive Officer. He served in that position until becoming Chairman of the Executive Committee on

  May 1, 1998. Mr. Lamberti, a director of the Company since 1967, also serves as a director of Wells Fargo Bank Iowa, N.A. and National By-Products, Inc. and as a member of the Board of Trustees of Buena Vista University.

     John G. Harmon, 46, Secretary/Treasurer of the Company. Mr. Harmon has been associated with the Company since 1976 and served as Corporate Secretary from 1987 until his appointment on July 25, 1998 to the new position of Secretary/Treasurer. He has been a director of the Company since 1987.

     John R. Fitzgibbon, 78, consultant and former Vice Chairman and Chief Executive Officer of First Group Companies and former Chief Executive Officer of Iowa-Des Moines National Bank (currently Wells Fargo Bank Iowa, N.A.). Mr. Fitzgibbon, a director of the Company since 1983, also serves as a member of the Iowa State University Research Park Board and as Chairman of the Des Moines International Airport Board.

     John P. Taylor, 53, Chairman and Chief Executive Officer of Taylor Ball (formerly known as Ringland-Johnson-Crowley), a general construction contractor. Mr. Taylor served as President of Taylor Ball from 1983 to 1992, when he assumed his present position. Mr. Taylor has been a director of the Company since 1993.

     Kenneth H. Haynie, 67, shareholder with Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C., a Des Moines law firm. Mr. Haynie has served as a director of the Company since 1987.

     Patricia Clare Sullivan, 72, consultant and President (1977-1993) and President of External Affairs (1993-1995) of Mercy Health Center of Central Iowa, Des Moines, Iowa. Ms. Sullivan has served as a director of the Company since 1996.

Meetings and Committees

   The Board of Directors held seven meetings during the fiscal year ended April 30, 2000. At intervals between formal meetings, members of the Board are provided with various items of information regarding the Company's operations and are frequently consulted on an informal basis with respect to pending business. Each member of the Board of Directors attended 75% or more of the aggregate number of Board meetings and meetings of committees on which the member served.

   The Company's Amended and Restated Bylaws, restated as of March 3, 1997 (the "Bylaws"), establish four standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. In addition, the Bylaws authorize the Board of Directors to establish other committees for selected purposes.

   The Executive Committee, presently consisting of Messrs. Lamberti, Lamb, Fitzgibbon and Haynie, is authorized, within certain limitations, to exercise the power and authority of the Board of Directors between meetings of the full Board. The Committee met twice during the fiscal year ended April 30, 2000.

   The principal functions of the Audit Committee, presently consisting of Messrs. Taylor, Fitzgibbon, Haynie and Ms. Sullivan, are the recommendation to the Board of Directors of an independent public accounting firm to be the Company's auditors, and the approval of the audit arrangements and audit results. The Committee met twice during the fiscal year ended April 30, 2000.

   The principal functions of the Compensation Committee, presently consisting of Messrs. Fitzgibbon, Haynie, Taylor and Ms. Sullivan, are to review management's evaluation of the performance of the Company's officers and their compensation arrangements and to make recommendations to the Board of Directors concerning the compensation of the Company's executive officers, Vice Presidents and outside directors. The Committee met twice during the fiscal year ended April 30, 2000.

   The Nominating Committee, presently consisting of Messrs. Harmon, Lamb, Taylor and Ms. Sullivan, generally reviews the qualifications of candidates proposed for nomination and recommends to the Board candidates for election at the Annual Meeting of shareholders. The Committee met once during the fiscal year ended April 30, 2000.

Compensation of Directors

   Directors who are also employees of the Company receive no compensation in their capacities as directors. During the fiscal year ended April 30, 2000, each non-employee director was paid an annual cash retainer fee of $10,000 plus meeting fees of $1,000 per Board meeting and $750 for each committee meeting attended. The Company also paid the premiums on a directors' and officers' liability insurance policy insuring all directors. Non-employee directors are also provided coverage under the Company's group life insurance plan, with individual coverages of $50,000 each.

   Under the Non-Employee Directors' Stock Option Plan approved by the shareholders at the 1995 Annual Meeting (the "Director Stock Plan"), each Eligible Non-Employee Director (defined in the Director Stock Plan as any person who is serving as a non-employee director of the Company on the last day of a fiscal year) will receive an option to purchase 2,000 shares of Common Stock. The exercise price of all options awarded under the Director Stock Plan is the average of the last reported sale prices of shares of Common Stock on the last trading day of each of the 12 months preceding the award of the option. The term of such options is ten years from the date of grant, and each option is exercisable immediately upon grant. The aggregate number of shares of Common Stock that may be granted pursuant to the Director Stock Plan may not exceed 200,000 shares, subject to adjustment to reflect any future stock dividends, stock splits or other relevant capitalization changes. In accordance with the terms of the Director Stock Plan, Messrs. Fitzgibbon, Haynie, Taylor and Ms. Sullivan each received an option on May 1, 2000 to purchase 2,000 shares of Common Stock at an exercise price of $12.34 per share.

                BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
                      BY DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth, as of August 4, 2000, the beneficial ownership of shares of the Company's Common Stock, the only class of capital stock outstanding, by the current directors of the Company, the executive officers named in the Summary Compensation Table herein, and all current directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have the voting and investment powers with respect to the shares indicated.

                                         Shares               Total Amount and
                           Direct      Subject to   ESOP    Nature of Beneficial Percent
Name of Beneficial Owner  Ownership    Options(1) Shares(2)     Ownership(3)     of Class
------------------------  ---------    ---------- --------- -------------------- --------
Ronald M. Lamb..........    505,500      30,000     523,474      1,058,974         2.14%
Donald F. Lamberti......  3,301,211      30,000   1,125,533      4,456,744         9.01%
John G. Harmon..........        -0-      60,000     109,293        169,293          *
John R. Fitzgibbon......    127,220(4)   22,000         -0-        149,220          *
Kenneth H. Haynie.......     53,662(5)   22,000         -0-         75,662          *
John P. Taylor..........     20,000      22,000         -0-         42,000          *
Patricia Clare Sullivan.      1,700       6,000         -0-          7,700          *
Robert J. Myers.........      2,000      26,000       1,239         29,239          *
Jamie H. Shaffer........     11,000       5,000         -0-         16,000          *
All current executive
 officers and directors
 as a group (9 persons).  4,022,293     207,000   1,759,539      6,004,832        12.14%

--------
   *Less than 1%
(1) Consisting of shares (which are included in the totals) that are subject to acquisition through the exercise of stock options granted under the 1991 Incentive Stock Option Plan or the Director Stock Plan, but which cannot be presently voted by the executive officers or non-employee directors holding the options. See "ELECTION OF DIRECTORS--Compensation of Directors" and "EXECUTIVE COMPENSATION--Option Grants and Exercises" on pages 9 and 10 herein.
(2) The amounts shown (which are included in the totals) consist of shares allocated to the named executive officers' accounts in the ESOP as of April 30, 2000 (the most recent allocation made by the Trustee of the ESOP) over which the officer exercises voting power. See Footnote 1 to the table set forth under the heading "SHARES OUTSTANDING" on page 2 herein.
(3) Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the shareholders' direct ownership of shares, shares subject to the exercise of options and ESOP shares.
(4) The amount shown includes an aggregate of 43,220 shares held by a family trust and affiliated business of Mr. Fitzgibbon.
(5) The amount shown includes 2,000 shares held by a family trust for which Mr. Haynie acts as trustee.

Voting Trust Agreement

   Messrs. Lamberti and Lamb are parties to a voting trust agreement that will become effective upon the date of death of the first of such shareholders. Under the voting trust agreement, the shareholders have agreed to deposit all of the shares of Common Stock of the Company beneficially owned by them ("Voting Shares") with the survivors of Messrs. Lamberti and Lamb, and their successors, as voting trustees. Upon the effectiveness of the voting trust, the voting trustees generally will be entitled to vote the Voting Shares in their discretion in accordance with the determination of a majority of the voting trustees. However, in order to approve certain extraordinary corporate actions, such as the merger of the Company into any other company, the voting trustees will be required to obtain the prior affirmative vote of the holders of voting trust certificates representing not less than two-thirds of the Voting Shares. Unless earlier terminated by the vote of all of the voting trustees or of holders of voting trust certificates representing at least three-quarters of the Voting Shares, the agreement will terminate upon the expiration of three years after the effective date of the voting trust.

                            EXECUTIVE COMPENSATION

Report of Compensation Committee

   The Compensation Committee of the Board of Directors (the "Committee"), consisting of the four current non-employee directors, is responsible for evaluating the performance of management and determining the annual compensation to be paid to the Company's chief executive officer and the executive officers named in the Summary Compensation Table. The Committee also administers the 1991 Incentive Stock Option Plan (the "1991 Option Plan"), makes recommendations to the Board of Directors with respect to the employment agreements with the executive officers and approves of the salaries and bonus structure proposed by the Chief Executive Officer for the Company's Vice Presidents.

Objectives

   The Committee's executive compensation policies are designed to attract, motivate and retain executives who will contribute to the long-term success of the Company, and to reward executives for achieving both short-term and long-term strategic goals of the Company. The Company is committed to providing a fair and competitive pay package to all employees. Compensation for executive officers is linked directly to the Company's financial performance as well as the attainment of each executive officer's individual performance goals. As a result, a substantial portion of each executive officer's total compensation is intended to be variable and to relate to and be contingent upon the financial performance of the Company, as well as each executive officer's job performance.

   Each year, typically in July or August, the Committee reviews the Company's executive compensation program and approves individual salary levels and performance goals for all executive officers and other senior Company personnel. The Committee also may make determinations with respect to the award of stock options under the 1991 Option Plan at that time.

Executive Officer Compensation

   The three principal components of the Company's executive compensation program consist of base salary, annual incentive payments and stock options.

   Base Salary. Base salaries for executive officers of the Company are determined primarily on the basis of each executive officer's job description and corresponding responsibilities, rather than on the basis of job titles or comparisons with executive officers at comparably sized companies. The Company currently has only five executive officer positions and, as a result, the Committee believes that the Company's executive officers generally assume more extensive responsibilities than those found in similar positions with comparably sized companies. The base salary of Messrs. Lamberti, Lamb and Harmon is set forth in their employment agreements with the Company and may be adjusted during the terms thereof with the consent of the individual officer.

   Annual Incentive Payments. The Company's executive officers (as well as its Vice Presidents) annually participate in an incentive compensation bonus pool. Bonus awards are made only if the Company achieves specific performance targets in earnings per share established each year by the Committee, with the amount of the bonus increasing as earnings per share increase above the levels specified by the Committee. Gasoline margins achieved during the year are also taken into account in determining the levels of earnings at which bonuses are awarded. The purpose of the bonus award is to reward superior performance by the Company's executive officers that has resulted in the Company achieving certain financial performance levels in terms of earnings per share. During the 2000 fiscal year, each of the Company's executive officers received the maximum bonus award for which he was eligible under the levels established by the Committee in August 1999.

   Stock Options. Stock options may be granted to executive officers and other key employees of the Company under the terms of the 1991 Option Plan. The size of an individual's stock option award is based primarily on individual performance and the individual's responsibilities and position with the Company. The

1991 Option Plan is designed to assist the Company in attracting, retaining and motivating executive officers and other key employees. The stock options are also designed to align the interests of the executive officers and other key employees with those of the Company's shareholders. The stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. This approach encourages the creation of shareholder value over the long-term, in that no benefit is realized from the stock option grants unless the price of the Company's Common Stock rises over a number of years. It has been the Committee's practice generally to award options in every other year. During the 2000 fiscal year, options were awarded to each of the named executive officers, the Vice Presidents, and a number of other key Company employees.

   Additional Compensation and Benefits. The Company's compensation of executive officers includes certain other benefits. Each executive officer is entitled to receive additional compensation in the form of payments, allocations, or accruals under various benefit plans, consisting primarily of contributions to the Company's 401(k) plan and employee stock ownership plan. The Committee believes that these plans are an integral part of the overall compensation program of the Company.

   Chief Executive Officer. Mr. Lamb's compensation for the fiscal year ended April 30, 2000 was determined in accordance with the above policies and in light of his employment agreement with the Company. Mr. Lamb also earned $200,000 in annual bonus based upon the Company's ability to achieve specified financial performance targets in earnings per share established by the Committee at the beginning of the fiscal year.

   Other. The Committee periodically reviews the terms of the employment agreements with the executive officers and from time to time considers modifications to the same. The Committee also is aware of the statutory limitations placed on the deductibility of compensation in excess of $1 million which is earned by an executive officer in any year, and is continuing to monitor developments in this area.

                                          COMPENSATION COMMITTEE

                                          John R. Fitzgibbon, Chairman
                                          Kenneth H. Haynie
                                          John P. Taylor
                                          Patricia Clare Sullivan

Executive Compensation

   The following table sets forth certain information concerning the compensation earned or awarded during the last three fiscal years to the chief executive officer and the four other most highly compensated executive officers of the Company as of April 30, 2000 whose compensation (based on the total of the amounts required to be shown in the salary and bonus columns of such table) exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                 Long-Term
                                    Annual Compensation         Compensation
                             ---------------------------------  ------------
                                                  Other Annual   Securities   All Other
Name and Principal                                Compensation   Underlying  compensation
Position                Year Salary ($) Bonus ($)     ($)       Options (#)     ($)(3)
------------------      ---- ---------- --------- ------------  ------------ ------------
Ronald M. Lamb
 President and Chief
  Executive Officer     2000  450,000    200,000        836         -0-           -0-
                        1999  450,000    200,000        836         -0-           687
                        1998  383,333    100,000        836         -0-           -0-
Donald F. Lamberti
 Chairman of the
  Executive Committee   2000  450,000    200,000      2,444         -0-           -0-
                        1999  450,000    200,000      2,444         -0-           687
                        1998  383,333    100,000      2,444         -0-           -0-
John G. Harmon
 Secretary/Treasurer    2000  172,917     90,000      1,789         -0-           -0-
                        1999  150,000     90,000     43,911(4)      -0-         5,687
                        1998  146,250     40,000    118,286(4)      -0-         5,850
Robert J. Myers(1)
 Senior Vice President  2000  118,333     45,000      1,032         -0-         4,733
                        1999   98,750     45,000      1,032         -0-         4,454
Jamie H. Shaffer(2)
 Vice President and
  Chief Financial
  Officer               2000  150,000        -0-      3,600         -0-           -0-

--------
(1) Mr. Myers was designated by the Board of Directors as an executive officer in March, 1999.
(2) Mr. Shaffer was designated by the Board of Directors as an executive officer in April, 1999.
(3) The amount shown for each named executive officer is the total of the Company's contributions to the Company's 401(k) plan, in which all employees are eligible to participate, and contributions to the ESOP.
(4) The amount shown includes amounts attributable to the named executive officer's exercise of stock options and the sale of all or a portion of the shares acquired thereby.

Option Grants and Exercises

   The following tables summarize, for the fiscal year ended April 30, 2000, option grants to the executive officers named in the Summary Compensation Table under the 1991 Option Plan, and the value of the options held by such persons at April 30, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                       Potential realizable
                                                                         value at assumed
                                                                      annual rates of stock
                                 Percent of total                     price appreciation for
                         Options options granted                      -----------------------
                         granted   to employees   Exercise Expiration     5%         10%
Name                     (#)(1)   in fiscal year   ($/Sh)     Date       ($)       ($)(2)
----                     ------- ---------------- -------- ---------- ---------- ------------
Ronald M. Lamb.......... 10,000        3.4%        14.94    7/26/09       93,957     238,105
Donald F. Lamberti...... 10,000        3.4%        14.94    7/26/09       93,957     238,105
John G. Harmon.......... 10,000        3.4%        14.94    7/26/09       93,957     238,105
Robert J. Myers......... 10,000        3.4%        14.94    7/26/09       93,957     238,105
Jamie H. Shaffer........  5,000        1.7%        13.75     5/5/09       43,237     109,750

--------
(1) Stock options have no value on the date of grant because the exercise price per share is equal to the market price per share of the Company's Common Stock on the date the option is granted. A stock option has value to the optionee in the future only if the market price of the Company's Common Stock at the time the option is exercised exceeds the exercise price.
(2) The dollar amounts under the 5% and 10% Columns are the result of calculations required by the Securities and Exchange Commission and should not be viewed as, and are not intended to be, a forecast of possible future appreciation in the Company's stock price.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR-END OPTION VALUES

                                                       Number of
                                                      Securities     Value of
                                                      Underlying    Unexercised
                                                      Unexercised  In-the-Money
                                                      Options at    Options at
                                                       Year-End      Year-End
                                                     ------------- -------------
                                                     Exercisable/  Exercisable/
                                  Shares     Value   Unexercisable Unexercisable
                               Acquired on  Realized    (#) (in         (in
Name                           Exercise (#)  ($)(1)     shares)     dollars)(2)
----                           ------------ -------- ------------- -------------
Ronald M. Lamb................       0          0    20,000/10,000    20,050/0
Donald F. Lamberti............       0          0    20,000/10,000    20,050/0
John G. Harmon................       0          0    50,000/10,000   137,625/0
Robert J. Myers...............       0          0    16,000/10,000    11,790/0
Jamie H. Shaffer..............       0          0          0/5,000         0/0

--------
(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.
(2) Calculated on the basis of a stock price of $11.69 per share, which was the last reported sales price of shares of Common Stock reported on the NASDAQ National Market System on April 30, 2000, minus the exercise price.

Employment, Change of Control and Severance Arrangements

   Employment Contracts. The Company entered into amended and restated employment agreements with each of Messrs. Lamberti, Lamb and Harmon in October 1997. The agreements with Messrs. Lamberti and Lamb are for terms of five years with automatic renewal terms of three years. The agreement with Mr. Harmon is for a period expiring on August 1, 2001. The term of employment for Mr. Harmon would be extended for a three year period in the event of a "change of control" (as defined in the agreement) of the Company.

   Each of the agreements with the foregoing executive officers continues their levels of responsibility on an equivalent basis to the duties performed by each of them prior to the effective date of the agreement. Under their agreements, Messrs. Lamberti and Lamb will receive compensation exclusive of bonuses at the rate of $450,000 per year, and Mr. Harmon will receive compensation exclusive of bonuses at the rate of $150,000 per year, or in each case such other amount as the Company and the officer mutually shall agree. In addition, each officer will receive all benefits generally provided by the Company to its employees and officers, including specified health insurance coverages.

   In each case, the officer's employment may be terminated as a result of death, disability, cause or "good reason", both before or following any change in control of the Company. For this purpose, good reason is generally defined as a diminution in compensation or level of responsibility, forced relocation to another area, or the failure to continue employment upon the stated terms and conditions.

   Under the agreements, the death of either Messrs. Lamberti or Lamb would obligate the Company to pay their surviving spouse the officer's salary for a period of 24 months, after which the spouse would receive monthly benefits equal to one-half of the officer's retirement benefits for a period of 20 years or until the spouse's death, whichever occurs first. A similar obligation would arise in the event of the death of Mr. Harmon, except that the period during which full salary would be paid would be 12 rather than 24 months. In the event either Messrs. Lamberti or Lamb become disabled, the officer would be entitled to disability benefits equal to one-half of their annual salary until they reach age 65 or are no longer disabled or until their death, whichever occurs first. In the event they recover from their disability, such officers would be eligible to receive retirement benefits thereafter until death as described below. Mr. Harmon is not entitled to receive any disability payments under his agreement with the Company.

   In the event of termination for cause (or other than for good reason), each of the officers is entitled to receive his salary to the date of termination. In the event an officer terminates employment for good reason or for any termination other than for cause, the Company would be obligated to pay such officer (i) his salary through the date of termination, (ii) a pro-rata portion of the highest annual bonus received during the three previous fiscal years, if any, (iii) a payment equal to 2.0 times the sum of the officer's salary and the foregoing bonus amount and (iv) all compensation previously deferred. Certain employee benefits also would be continued for a two-year period following the date of termination. If an officer terminates employment for good reason or is terminated for any reason other than for cause within three years following a change of control, the Company would be obligated to pay such officer as it would for a "good reason" termination described above, except that the multiple would be 3.0 times the sum of the officer's salary and highest recent bonus rather than 2.0 times. Similarly, certain employee benefits also would be continued for a three-year period following the date of termination. In the event of such a termination, the Company would be obligated to reduce the payment amount to the maximum deductible amount permitted under the golden parachute tax provisions and Section 162(m) of the Internal Revenue Code of 1986.

   In connection with the approval of the foregoing agreements, the Board of Directors adopted a Non-Qualified Supplemental Executive Retirement Plan ("SERP") for the three executive officers. The SERP provides for the payment of an annual retirement benefit to the officer for the earlier of a period of 20 years or until his death, after which such benefits shall be paid to the officer's spouse for a period ending on the 20th anniversary of the officer's retirement or the spouse's death, whichever occurs first. In the case of Messrs. Lamberti and Lamb, optional retirement is permitted upon the officer reaching age 59 (which both such officers have met), following which such officer would be entitled to receive an annual retirement benefit equal to one-half of his then-current salary. In the case of Mr. Harmon, optional retirement is available upon reaching age 55. In such event, the retirement benefits available to Mr. Harmon would be equal to one-fourth of his then-current salary, increasing by 5% of his salary for each additional year of employment until he reaches age 60.

   The Board of Directors also approved the execution of a trust agreement with UMB Bank, n.a. for the purpose of creating a trust to secure its obligations under the SERP in the event of a change of control of the Company. In such event, the trust would be funded in an amount equal to the maximum amount payable to the officers under the SERP, either in cash or pursuant to an irrevocable letter of credit established by the Company for that purpose. Payment of the retirement benefits to the officers thereafter would be made by the trustee from the trust funds, at the times and in the amounts provided in the SERP.

   Change of Control Agreements. In addition to the agreements with Messrs. Lamberti, Lamb and Harmon, the Company has entered into "change of control" employment agreements with 12 other key employees, including the ten current Vice Presidents. The purpose of these agreements is to encourage such individuals to carry out their duties in the event of a possible change of control of the Company. Under the terms of these agreements, the individuals may become entitled to receive certain payments upon their termination of employment or if their job duties or compensation and benefits are substantially reduced within two years following a change of control of the Company. The maximum amount payable is two or three times the sum of the individual's salary and the highest annual bonus received by such individual during the two preceding years. In addition, the agreements provide for the continuation of certain benefits for up to two years after termination.

                         COMPARATIVE STOCK PERFORMANCE

   The Performance Graph set forth below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the Russell 2000 Index and a peer group index based on the common stock of the following convenience store companies: Dairy Mart Convenience Stores, Uni-Marts Incorporated and 7-Eleven, Inc. (formerly known as the Southland Corporation). The cumulative total shareholder return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock and each index on April 30, 1995, and reinvestment of all dividends. The total shareholder returns shown are not intended to be indicative of future returns.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
  AMONG CASEY'S GENERAL STORES, INC., THE RUSSELL 2000 INDEX AND A PEER GROUP

                              [BAR CHART]
                                                        Russell
                           Casey's General    Peer      2000
Measurement Period         Stores, Inc.       Group     Index
(Fiscal Year Covered)
Measurement Pt - 4/30/95    $100.00           $100.00   $100.00
FYE   4/30/96                125.57             85.93    127.90
FYE   4/30/97                110.54             84.85    146.52
FYE   4/30/98                192.68             71.11    207.71
FYE   4/30/99                156.59             59.75    175.87
FYE   4/30/00                138.82             89.41    183.60

   * $100 INVESTED ON 4/30/95 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING APRIL 30.

   The above Performance Graph and related disclosure and the Report of the Compensation Committee (set forth on pages 7 and 8 hereof) shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

        OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board of Directors determines annually the compensation to be paid to the Company's Chief Executive Officer and other executive officers, including the executive officers named in the Summary Compensation Table. The current members of the Compensation Committee are Messrs. Fitzgibbon (Chairman), Haynie, Taylor and Ms. Sullivan. Mr. Haynie is a shareholder with Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C., a law firm in Des Moines, Iowa. The Company retained this law firm during fiscal 2000 for legal services and expects to retain such firm in the current fiscal year.

Certain Transactions

   At one store location in Des Moines, Iowa, the Company owns the building and currently leases the land from a trust created by Mr. Lamberti's mother. The Company's lease is for a term of 15 years and provides for a fixed monthly rental payment of $1,300 and payment of an amount equal to 1% of sales by the store. The amounts paid by the Company under the lease during the past three fiscal years were $40,274 in fiscal 1998, $37,895 in fiscal 1999 and $41,539 in fiscal 2000. The Company does not intend to lease additional store sites or buildings from affiliated persons.

                                  PROPOSAL 2

                    ADOPTION OF THE 2000 STOCK OPTION PLAN

   The Board of Directors of the Company believes that the Company's 1991 Option Plan has proven to be an effective means of attracting, retaining and motivating individuals possessing exceptional ability. The Board of Directors also believes the Company must continue to provide long-term compensation incentives to its present and future officers and key employees in order to assure the Company's continued success and progress.

   To continue the objectives of the 1991 Option Plan, the shareholders are being asked to approve the adoption of the 2000 Stock Option Plan (the "2000 Option Plan") and to authorize the Board of Directors to reserve for the 2000 Option Plan an aggregate of 500,000 shares of the Company's Common Stock (as such number may be adjusted for any stock splits or dividends and certain other corporate changes in accordance with the provisions of the 2000 Option
Plan). In addition, any shares which are or become available for grant under the 1991 Option Plan will be available for grant under the 2000 Option Plan. The following summary sets forth the principal features of the 2000 Option Plan, and is qualified in its entirety by the complete text of the 2000 Option Plan set forth in Exhibit A to this Proxy Statement.

   Administration. The 2000 Option Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors, which shall at all times consist of not less than two persons who are non-employee directors of the Company. No member of the Committee is eligible to receive any benefits under the 2000 Option Plan. All other management directors are eligible to receive benefits under the 2000 Option Plan. The Committee shall have complete authority to construe and interpret the 2000 Option Plan, to establish, amend and rescind appropriate rules and regulations relating to the 2000 Plan, to make all determinations necessary or advisable for the administration of the 2000 Option Plan, to select persons eligible to be participants in the 2000 Option Plan (the "Participants") and to grant awards under the 2000 Option Plan. No award may be granted under the 2000 Option Plan after May 31, 2010, but awards theretofore granted may extend beyond such date.

   Eligibility. All key employees of the Company and its subsidiaries are eligible to receive options to purchase shares of the Company's Common Stock ("Options") under the 2000 Option Plan. Key employees are those employees who have demonstrated significant management potential or who have significantly contributed or are likely to so contribute to the success of the Company, as determined by the Committee. In order to be eligible to receive awards under the 2000 Option Plan, such key employees must have been employees of the Company at all times during a period beginning when such key employee is granted an Option and ending three (3) months before the exercise of the Option.

   Due to the discretion vested in the Committee with respect to the award of Options under the 2000 Option Plan, no reasonable estimate can be made at this time as to the amounts or benefits to be received by or allocated to any person under the 2000 Option Plan, including but not limited to the Company's current executive officers, or which would have been received or allocated to any such person during the 2000 fiscal year if the 2000 Option Plan had been in effect.

   Shares Available. The aggregate number of shares of the Company's Common Stock that may be issued under the 2000 Option Plan shall not exceed 500,000 shares plus shares authorized but unissued under the 1991 Option Plan. If the 2000 Option Plan is approved, no further options will be granted under the 1991 Option Plan; provided, however, that any outstanding options under such plan may be exercised in accordance with the terms thereof. If there is a stock split, stock dividend or other relevant change affecting the Company's shares, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number of shares and price of all outstanding grants made before such event. If shares under a grant are not issued, those shares would again be available for inclusion in future grants.

Grants Under the Plan

   The Committee may grant Options qualifying as incentive stock options under the Internal Revenue Code of 1986, and other nonqualified stock options. The term of an Option shall be fixed by the Committee, but shall not exceed ten years. The Option price shall not be less than the fair market value of the Company's Common Stock on the date of grant. The shares of Common Stock purchased under any Option must be paid in full at the time of purchase. Such payments may be made in cash or with shares of the Company's Common Stock previously owned by a Participant, to the extent permitted by the Committee, by a combination of cash or shares of Common Stock, or through financing or credit arrangements provided by the Company, as and to the extent authorized by the Committee. Options granted under the 2000 Option Plan will be exercisable at such time and under such conditions as set forth in a written agreement between the Company and the Participant evidencing such Option.

Federal Income Tax Consequences

   The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or in a deduction for the Company.

   The exercise of a nonqualified stock option would result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

   The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise, and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant and through and until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

   If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

   The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting will be required for approval of the 2000 Option Plan.

   The Board of Directors recommends a vote FOR the proposal to approve the adoption of the 2000 Option Plan.

                                   AUDITORS

   KPMG LLP was engaged by the Company to serve as its auditors for fiscal 2000. Representatives of KPMG LLP will be in attendance at the Annual Meeting to be held on September 15, 2000, and will be available to respond to appropriate questions and may make a statement if they so desire.

                                ANNUAL REPORTS

   The Company's 2000 Annual Report, including consolidated financial statements, is being mailed to shareholders with this Proxy Statement, but does not form a part of the material for the solicitation of proxies. The Company will provide without charge to each shareholder, on written request, a copy of the Company's Annual Report on Form 10-K for the year 2000, including the consolidated financial statements and schedules thereto, filed with the Securities and Exchange Commission. If a shareholder requests copies of any exhibits to such Form 10-K, the Company may require the payment of a fee covering its reasonable expenses. A written request should be addressed to the Secretary/Treasurer, Casey's General Stores, Inc., One Convenience Blvd., Ankeny, Iowa 50021-0845.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

   Any proposal which a shareholder intends to present at the annual meeting of shareholders in 2001 must be received by the Company by April 13, 2001 in order to be eligible for inclusion in the Company's proxy statement and proxy card relating to such meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable SEC regulations governing the solicitation of proxies.

   The Company's Bylaws contain advance notice procedures relating to shareholder nominations of directors and other business to be brought before an annual meeting of shareholders other than by or at the direction of the Board of Directors. Under the Bylaws, in order for a shareholder to nominate a director candidate for election at an annual meeting of shareholders, the shareholder must deliver written notice thereof to the Secretary of the Company at least 90 days prior to the one-year anniversary date of the date of the immediately preceding annual meeting of shareholders. In the case of shareholder nominations to be considered at the 2001 Annual Meeting, therefore, such notice must be received by the Secretary by no later than June 18, 2001. The notice must set forth certain information concerning such shareholder and the shareholder's nominee(s), including their names and addresses, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement pursuant to the proxy rules of the SEC had the nominee(s) been nominated by the Board of Directors, and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

   Under the Bylaws, a shareholder may bring other business before an annual meeting of shareholders only by delivering written notice to the Company within the time limit described above for shareholder nominations of director candidates. The notice must set forth certain information concerning such shareholder and all persons or entities acting in concert with the shareholder, including their names, addresses and number of shares owned of record, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, a description of all arrangements or understandings between such shareholder and any other persons in connection with the proposal of such business, a representation that such shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting and such other information regarding the proposal as would be required to be included in a proxy statement filed with the SEC. The Chairman of the meeting may determine that particular items of business were not properly brought before the annual meeting in accordance with the Bylaws, in which case any such business shall not be transacted.

   A shareholder proponent must be a shareholder of the Company both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any such notice must be given to the Secretary of the Company, whose address is One Convenience Blvd., Ankeny, Iowa 50021-0845. Any shareholder desiring a copy of the Bylaws will be furnished a copy without charge upon written request of the Secretary. The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate and apart from, and in addition to, the SEC requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement for an annual meeting.

                                 OTHER MATTERS

   So far as the Board of Directors and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

                                          By Order of the Board of Directors,

                                          /s/ John G. Harmon
                                          ----------------------
                                          John G. Harmon
                                          Secretary/Treasurer

August 11, 2000

   YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

                            2000 STOCK OPTION PLAN

                                      of

                         CASEY'S GENERAL STORES, INC.

                                   ARTICLE I

                                   PURPOSES
                                   --------

   The purpose of this 2000 Stock Option Plan, which shall be known as the "2000 Stock Option Plan of Casey's General Stores, Inc." (the "Plan"), is to promote the interests of Casey's General Stores, Inc., an Iowa corporation (the "Company"), and its shareholders by strengthening its ability to retain officers and key employees in the employ of the Company, or of any subsidiary of the Company, by furnishing additional incentives whereby such present and future officers and key employees may be encouraged to acquire, or to increase their acquisition of, the Company's common stock, thus maintaining their personal interest in the Company's continued success and progress. The Plan provides for the grant of options to purchase shares of Common Stock ("Option" or "Options") in accordance with the terms and conditions set forth below.

   Any Option granted under this Plan may be either an incentive stock option (an "ISO") or a non-qualified option (a "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to be an "incentive stock option" described in Section 422(b) of the Code and does in fact satisfy the requirements of that section. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term in described in
Section 422(b) of the Code, or that fails to satisfy the requirements of that section.

                                  ARTICLE II

                                  DEFINITIONS
                                  -----------

   In addition to the definitions set forth in Article I hereof, for purposes of this Plan the following terms shall have the following meanings:

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board.

     "Common Stock" means unauthorized and unissued shares of the Common Stock, no par value, of the Company.

     "Employee" means any key employee of the Company or any subsidiary thereof. Members of the Board who are not full-time salaried officers or employees are not Employees for purposes of this Plan.

     "Fair Market Value" means the last reported sales or closing price of the Common Stock, on the date on which it is to be valued hereunder, as reported on the NASDAQ National Market System or other securities exchange.

     "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

     "Optionee" means an Employee to whom an Option is granted pursuant to the Plan.

                                  ARTICLE III

                                ADMINISTRATION
                                --------------

   The Plan shall be administered by the Committee, which shall at all times consist of not less than two (2) persons, each of whom shall be a Non-Employee Director. The Committee shall have complete authority to construe and interpret the Plan, to establish, amend and rescind appropriate rules and regulations relating to the

Plan, to select persons eligible to participate in the Plan, to grant Options thereunder, to administer the Plan, to make recommendations to the Board and to take all such steps and make all such determinations in connection with the Plan and the Options granted thereunder as it may deem necessary or advisable. All determinations of the Committee shall be by a majority of its members, and its determinations shall be final.

                                  ARTICLE IV

                                  ELIGIBILITY
                                  -----------

   4.1. All Employees who have demonstrated significant management potential or who have contributed, or are deemed likely to contribute, in a substantial measure to the successful performance of the Company, as determined by the Committee, are eligible to be Optionees under the Plan; provided that such individuals have been Employees at all times during a period beginning on the date on which the Committee grants to such individual an Option and ending on the day three (3) months before the date of exercise of the Option.

   4.2. No Employee shall be granted an Option intended to be an ISO if, immediately before the Option is to be granted, the Employee owns, directly or indirectly, more than ten percent (10%) of the Common Stock and other stock of the Company possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary of the Company; provided, however, that the limitation stated in this Section 4.2 shall not apply if at the time such Option is granted the Option Price is not less than one hundred ten percent (110%) of the Fair Market Value (at the time the Option is granted) of the Common Stock subject to the Option, and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.

                                   ARTICLE V

                                SHARES RESERVED
                                ---------------

   5.1. There shall be reserved for issuance pursuant to the Plan a total of Five Hundred Thousand (500,000) shares of Common Stock, together with any shares that were available for grant under the Company's 1991 Incentive Stock Option Plan as of June 6, 2000 (estimated to be 752,164 shares) and any shares that, after such date, would have, but for Article XI below, otherwise become available for grant under the terms of such Plan by reason of forfeitures or otherwise. In the event that (i) an Option expires or is terminated unexercised as to any shares covered thereby, or (ii) shares are forfeited for any reason under the Plan, such shares shall thereafter be again available for issuance pursuant to the Plan.

   5.2. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable to accomplish fairly the purposes of the Plan and to preserve the intended benefits of the Plan to the Optionees and the Company, as to the number (including the number specified in Section 5.1 above) or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including the number of outstanding Options and the Option Prices thereof.

                                  ARTICLE VI

                               GRANT OF OPTIONS
                               ----------------

   Options may be granted to Employees in such number and at such times during the term of this Plan (as defined in Article XII hereof) as the Committee shall determine, the Committee taking into account the duties of the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. The granting of an Option pursuant to the Plan shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such an Option to a particular Optionee at a particular price. Each Option shall be evidenced by a written agreement to be duly executed and delivered by or on behalf of the Company and the Optionee and containing provisions not inconsistent with the Plan. An Option granted under the Plan may be either an ISO or a NQO.

                                  ARTICLE VII

                       TERMS AND CONDITIONS OF OPTIONS
                       -------------------------------

   Options granted under this Plan shall be subject to the following terms and conditions:

   7.1. Option Price. The Option Price per share with respect to each Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted (the "Option Price").

   7.2. Duration of Options. Options shall be exercisable at such time and under such conditions as set forth in the written agreement evidencing such Option, but in no event shall any Option be exercisable on or after the tenth anniversary of the date on which the Option is granted.

   7.3. Exercise of Option. The shares of Common Stock covered by an Option may not be purchased by an Optionee prior to the first anniversary of the date on which the Option is granted, or such longer period as the Committee may determine in a particular case, but thereafter may be purchased at one time or in such installments over the balance of the Option period as may be provided in the Option; any shares not purchased on the applicable installment date may be purchased thereafter at any time prior to the final expiration of the Option. To the extent that the right to purchase shares has accrued thereunder, Options may be exercised from time to time by written notice of the Company stating the number of shares with respect to which the Option is being exercised.

   7.4. Payment. Shares of Common Stock purchased under any Option shall, at the time of purchase, be paid for in full. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Optionee valued at Fair Market Value as of the day of exercise, subject to such limitations on the tender of Common Stock as the Committee may impose, or by a combination of cash and shares of Common Stock. No shares shall be issued or delivered until full payment therefor has been made. A holder of an Option shall have none of the rights of a shareholder until the shares of Common Stock are issued pursuant to the exercise of an Option. The Committee may provide an Optionee with assistance in financing the Option Price and applicable withholding taxes, on such terms and conditions as it determines appropriate in its sole discretion. The Committee also may permit an Optionee to elect to pay the Option Price by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion thereof) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.

   7.5. Withholding. In the Committee's discretion, the Optionee may be required to pay to the Company the amount of any taxes required to be withheld with respect to shares of Common Stock purchased under any Option or, in lieu thereof, the Company shall have the right to retain (or the Optionee may be offered the opportunity to elect a tender) the number of shares of Common Stock whose Fair Market Value on the date such taxes are required to be withheld equals the amount required to be so withheld.

   7.6. Limitation on ISOs. Except as may otherwise be permitted by the Code, the aggregate fair market value (determined as of the time an Option is granted) of the Common Stock for which an Option intended to be an ISO is exercisable for the first time by any Optionee during the calendar year (under all such plans of the Company and any affiliated corporation) shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

   7.7. Restrictions on Transfer of Common Stock. The Committee shall determine, with respect to each Option, the nature and extent of the restrictions, if any, to be imposed on the shares of Common Stock which may be purchased thereunder including restrictions on the transferability of such shares acquired through the exercise of such Option. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of shares acquired through the exercise of Options for such periods as the Committee may determine and, further, that in the event the Optionee's employment by the Company terminates during the period in which such shares are nontransferable, the Optionee shall be required to sell such shares back to the Company at such price as the Committee may specify in the Option.

   7.8. Purchase for Investment. The Committee shall have the right to require that each Optionee or other person who shall exercise an Option under the Plan, and each person into whose name shares of Common Stock shall be issued, pursuant to the exercise of an Option, jointly with that of any Optionee, represent and agree that any and all shares of Common Stock of the Company pursuant to such Option will be purchased for investment thereof or that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the written agreement granting such Option; provided, however, that the foregoing provisions of this subparagraph 7.8 shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from any governmental agency and has completed all necessary or advisable registrations or other qualification of shares of Common Stock as to which Options may from time to time be granted, as contemplated by Article VIII hereof.

   7.9. Non-Transferability of Options. During an Optionee's lifetime, the Option may be exercised only by the Optionee, and Options shall not be transferable, except for exercise by the Optionee's legal representatives or beneficiaries as provided in Section 7.11 hereof.

   7.10. Termination of Employment. Upon the termination, including retirement, of an Optionee's employment, for any reason, other than death or termination for deliberate, willful or gross misconduct, the Option shall be exercisable by the Optionee only as to those shares of Common Stock which were then subject to the exercise of such Option (unless the Committee shall determine in a specific case that particular limitations under the Plan shall not apply), and such Option shall expire unless exercised within three (3) months after the date of such termination. If an Optionee's employment is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights under the Option shall expire upon receipt by the Optionee of the notice of such termination.

   7.11. Death of Optionee. Upon the death of an Optionee, whether during the period of employment or during the three (3) month period referred to in the first sentence of Section 7.10, hereof, the Option held by the Optionee shall be exercisable only as to those shares of Common Stock which were subject to the exercise of such option at the time of the Optionee's death (unless the Committee shall determine in a specific case that particular limitations under the Plan shall not apply), and such Option shall expire unless exercised by the legal representatives or beneficiaries of the Optionee within twelve (12) months after the date of the Optionee's death.

                                 ARTICLE VIII

                       REGULATORY APPROVALS AND LISTING
                       --------------------------------

   The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon the exercise of an Option granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

                                  ARTICLE IX

                            NO RIGHT TO EMPLOYMENT
                            ----------------------

   No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving an Optionee the right to be retained in the employ of the Company. Further, the Company expressly reserves the right at any time to dismiss an Optionee free from any liability, or from any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Option.

                                   ARTICLE X

                           CONSTRUCTION OF THE PLAN
                           ------------------------

   The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Iowa, without regard to conflict of law principles.

                                  ARTICLE XI

                                  PRIOR PLAN

   Upon the effectiveness of the Plan, no further grants shall be made under the 1991 Incentive Stock Option Plan of the Company. At the discretion of the Committee and subject to the consent of the Optionees thereunder, any prior grants that were made under such plan shall be covered by the terms and conditions of this Plan.

                                  ARTICLE XII

                                 TERM OF PLAN
                                 ------------

   No Option shall be granted pursuant to this Plan after May 31, 2010, but Options theretofore granted may extend beyond that date and the terms and conditions of this Plan shall continue to apply thereto and to shares of Common Stock acquired upon exercise thereof.

                                 ARTICLE XIII

                     TERMINATION OR AMENDMENT OF THE PLAN
                     ------------------------------------

   The Board of Directors may at any time terminate the Plan with respect to any shares of the Company not at the time subject to any Option, and may from time to time alter or amend the Plan or any part thereof (including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure that the Company may obtain any regulatory approval, referred to in clause (i) of Article VIII hereof), provided that no change in any Option theretofore granted may be made which would impair the rights of an Optionee without the consent of such Optionee; and, further, that without the approval of shareholders, no alternation or amendment may be made which would
(i) increase the maximum number of shares of the Company subject to the Plan (except as provided in Section 5.2 hereof), (ii) extend the term of the Plan or of Options granted thereunder, (iii) reduce the Option Price at which Options may be granted or (iv) change the class of Employees who may receive Options under the Plan.

                                  ARTICLE XIV

                             EFFECTIVE DATE OF PLAN

   The Plan shall become effective as of July 26, 2000, subject to ratification by the shareholders of the Company.

   IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers this 26th day of July, 2000.

                                          Casey's General Stores, Inc.

                                                   /s/ Ronald M. Lamb
                                          By___________________________________
                                                      Ronald M. Lamb
                                                  Chief Executive Officer

                                                   /s/ John G. Harmon
                                          By___________________________________
                                                      John G. Harmon
                                                    Secretary/Treasurer

                          CASEY'S GENERAL STORES, INC.                     PROXY
                           ONE CONVENIENCE BOULEVARD
                              ANKENY, IOWA 50021

                                     [LOGO]


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Donald F. Lamberti and Ronald M. Lamb as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Casey's General Stores, Inc. held of record by the undersigned on August 4, 2000 at the Annual Meeting of shareholders to be held on September 15, 2000, or any adjournment thereof.

     1.  PROPOSAL 1 - ELECTION OF DIRECTORS

         __
         __   FOR ALL NOMINEES LISTED BELOW
              (except as marked to the contrary below).

         __
         __   WITHHOLD AUTHORITY to vote for all nominees below.

         (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

              __                                __
              __ Donald F. Lamberti             __ Ronald M. Lamb

              __                                __
              __ John G. Harmon                 __ John R. Fitzgibbon

              __                                __
              __ Kenneth H. Haynie              __ Patricia Clare Sullivan

              __
              __ John P. Taylor

     2. PROPOSAL 2 - APPROVAL OF THE 2000 STOCK OPTION PLAN as described in the Proxy statement.

         __                     __                         __
         __   FOR               __   AGAINST               __   ABSTAIN

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                        (To be signed on the other side)


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.



                                      DATED: -----------------------, 2000


                                      ------------------------------------
                                      Signature


                                      ------------------------------------
                                      Signature if held jointly


       Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                     CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          CASEY'S GENERAL STORES, INC.            INSTRUCTION
                           ONE CONVENIENCE BOULEVARD              CARD
                              ANKENY, IOWA  50021


                                     [LOGO]

INSTRUCTIONS TO:    UMB Bank, n.a., as Trustee of the
                    Sixth Amended and Restated Casey's General Stores, Inc.
                    Employees' Stock Ownership Plan and Trust (the "ESOP").


     I hereby direct that the voting rights pertaining to all shares of Common Stock of Casey's General Stores, Inc. held by the Trustee and allocated to my account in the ESOP shall be exercised at the Annual Meeting of the shareholders of Casey's General Stores, Inc. to be held on September 15, 2000, or at any adjournment of such meeting, in accordance with the instructions below, in voting upon the election of Directors, approval of the 2000 Stock Option Plan, and on any other business that may properly come before the meeting.

1.   PROPOSAL 1 - ELECTION OF DIRECTORS

     __
     __  FOR ALL NOMINEES LISTED BELOW
         (except as marked to the contrary below).

     __
     __   WITHHOLD AUTHORITY to vote for all nominees below.

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

            __                                __
            __ Donald F. Lamberti             __ Ronald M. Lamb


            __                                __
            __ John G. Harmon                 __ John R. Fitzgibbon


            __                                __
            __ Kenneth H. Haynie              __ Patricia Clare Sullivan


            __
            __ John P. Taylor



2. PROPOSAL 2 - APPROVAL OF THE 2000 STOCK OPTION PLAN as described in the Proxy statement.
     __                 __                        __
     __  FOR            __  AGAINST               __  ABSTAIN

3. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

                        (To be signed on the other side)



                          CASEY'S GENERAL STORES, INC.
                   EMPLOYEES' STOCK OWNERSHIP PLAN AND TRUST


     You are entitled to direct the voting of the total number of shares of Common Stock of Casey's General Stores, Inc. allocated to your account in the ESOP through August 4, 2000, the record date for voting at the September 15, 2000 Annual Meeting of shareholders, if your completed and signed Instruction Card is received by the Trustee no later than September 13, 2000. If your voting instructions are not timely received by the Trustee, the shares allocated to your account and the other shares held by the Trustee for which no instructions were timely received will be voted by the Trustee in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.


                                   DATED: -------------------------, 2000


                                   --------------------------------------
                                   Participant's Signature


                   (Please sign exactly as your name appears)


                                        PLEASE MARK, SIGN, DATE AND RETURN THIS
                                     CARD PROMPTLY USING THE ENCLOSED ENVELOPE.